STATEMENT TO NOTEHOLDERS

Household Home Equity Loan Trust 2002-2

Distribution Number	2
Beginning Date of Accrual Period	22-Jul-02
End Date of Accrual Period	19-Aug-02
Payment Date	20-Aug-02
Previous Payment Date	22-Jul-02

Funds Reconciliation
Available Payment Amount and Skip-A-Pay Advances/Reimbursements, less Premium Amount	44,125,961.20
Principal Collections	32,649,438.65
Interest Collections (net of Servicing Fee)	11,148,573.33
Servicing Fee	531,794.22
Skip-A-Pay Advances	0.00
Skip-A-Pay Reimbursement Amount	0.00
Insured Payments, if any	0.00

Payments	44,125,961.20
Interest Paid to Notes	2,164,724.89
Principal Paid to Notes	41,429,442.09
Servicing Fee	531,794.22
Ownership Interest	-

Balance Reconciliation

Beginning Pool Amount	1,276,306,119.03
Principal Collections (including repurchases)	32,649,438.65
Charge off Amount	0.00
Ending Pool Amount	1,243,656,680.38

Collateral Performance
Cash Yield (% of beginning balance)	10.98%
Charge off Amount (% of beginning balance)	0.00%
Net Yield	10.98%
Cumulative Realized Losses	0.00%

Delinquent Home Equity Loans
30-59 days principal balance of Home Equity Loans	20,785,490.20
30-59 days number of Home Equity Loans	245
60-89 days principal balance of Home Equity Loans	1,827,884.39
60-89 days number of Home Equity Loans	24
90+ days principal balance of Home Equity Loans	0.00
90+ days number of Home Equity Loans	-

Loan Detail
Number Purchased pursuant to 2.02, 2.04 and 3.01	-
Principal Balance Purchased pursuant to 2.02, 2.04 and 3.01	-
Substitution Adjustment Amounts	-
Number of Home Equity Loans outstanding (Beginning of Collection Period)	13,028
Number of Home Equity Loans outstanding (Ending of Collection Period)	12,712
Number of Home Equity Loans that went into REO	-
Principal Balance of Home Equity Loans that went into REO	0.00

Overcollateralization
Begin Overcollateralization Amount	20,584,297.92
Overcollateralization Release Amount	0.00
Distributable Excess Cash	8,780,003.44
End Overcollateralization Amount	29,364,301.36

Target Overcollateralization Amount	130,353,967.64
Interim Overcollateraliztion Amount	20,584,297.92
Interim Overcollateralization Deficiency	109,769,669.72

Excess Cashflow	8,780,003.44

Other
Stepdown	No
Trigger Event	No
Event of Default	No
Total Note Balance as Percent of Total Original Note Balance	94.09%

Note Principal Amount Statement
A. Information on Distributions
1. Total Distribution per $1,000	33.780835
2. Principal Distribution per $1,000	32.103403
3. Interest Distribution per $1,000	1.677431

B. Calculation of Interest Due & Paid
1. 1 month LIBOR	1.84000%
2. Formula Rate (1-mo. Libor plus 30bps)	2.14000%
3. Available Funds Cap	10.76534%
4. Note Rate	2.14000%
5. Days in Accrual Period	29

6. Current Interest, Interest Carry Forward Amount, and Supplemental Interest Amount Due	2,164,724.89
7. Current Interest and Interest Carrforward Amount paid	2,164,724.89
8. Supplemental Interest Amount paid	0.00

9. Unpaid Interest Carry Forward Amount	0.00
10. Unpaid Supplemental Interest Amount	0.00

C. Calculation of Note Principal Amount
1. Principal Note Amount, prior to payments	1,255,721,821.11
2. Principal Payment Amount paid	32,649,438.65
3. Distributable Excess Cashflow paid	8,780,003.44
4. Note Principal Amount, after payments	1,214,292,379.02

5. Note Principal Amount as a % of the Original Note Principal Amount, after payments	0.9409472
6. Note Principal Amount as a % of the Pool Balance, after payments	0.9763887